UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2008
SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation or organization)	000-51955 (Commission File Number)	20-0617340 (I.R.S. employer identification no.)
2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (605) 361-9566
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
On November 1, 2008, Gordon, Hughes & Banks, LLP (“GH&B”) resigned as the Company’s independent registered public accounting firm. No report on the Company’s financial statements prepared by GH&B during the prior two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the prior two fiscal years, there were no disagreements between the Company and GH&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of GH&B, would have caused it to make reference to the subject matter of the disagreement in connection with a report.
GH&B recently entered into an agreement with Eide Bailly, LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of GH & B and certain of the professional staff and shareholders of GH&B joined Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly.
Concurrent with the resignation of GH&B, the Company, through and with the approval of its Audit Committee, engaged Eide Bailly as its independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.
16.1	Correspondence from Gordon, Hughes & Banks, LLP concerning change in certifying accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC
By:	/s/ Kerry W. Boekelheide
	Name:	Kerry W. Boekelheide
	Title:	Chief Executive Officer

Dated: November 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

16.1	Correspondence from Gordon, Hughes & Banks, LLP concerning change in certifying accountant.